Exhibit 10.16
REVOLVING CREDIT AGREEMENT

LENDER:	TEXAS CHAMPION BANK

LENDER’S ADDRESS:	P. O. Box 270550
Corpus Christi, Texas 78427

BORROWER:	ZAZA ENERGY, LLC

BORROWER’S ADDRESS:	1301 McKinney, Suite 2850
Houston, Texas 77010
     1. Line of Credit. Lender hereby establishes a revolving line of credit in favor of Borrower in the amount of $5,000,000.00, subject to all legal requirements. The line of credit is to bear interest and be repayable in accordance with a note of even date herewith executed by Borrower payable to the order of Lender. The line of credit shall terminate on September 25, 2012.
     2. Collateral: Expenses. The line of credit shall be secured by a first lien on the Borrower’s interest in the oil and gas properties listed on Exhibit “A”. Borrower warrants that its interests are as set forth on Exhibit “B”. Borrower agrees to pay or reimburse Lender for the legal fees and other out-of-pocket expenses incurred by Lender in connection with the line of credit, including but not limited to costs for credit reports, appraisals, surveys, environmental studies and reports, lien and title searches, recording fees and preparation of loan documents.
     3. Conditions. Notwithstanding anything herein to the contrary, the performance of each covenant to be performed by Borrower hereunder and under the note and mortgage instrument, and the truth of every representation made by Borrower, shall be a condition precedent to each and every advance to be made to Borrower, or to any other obligation of the Lender hereunder; and the Lender shall not be required to make any advance when Borrower is in default on any obligation to Lender.
     4. No Fee. There will not be a loan fee.
     5. Financial Reports. If requested by Lender, Borrower will from time to time provide Lender with Borrower’s financial statements, including a current balance sheet, current income statement and current statement of sources and uses of cash. Each financial statement shall be in a form acceptable to Lender.
     6. Production Reports. Borrower shall furnish to Lender a monthly report showing the production from oil and gas properties mortgaged to Lender, including copies of checks for proceeds of production.
     7. Benefit. The provisions hereof shall inure to the benefit of Lender, its successors and assigns, and to Borrower. Borrower’s rights hereunder are personal to Borrower and may not be assigned or transferred to or assumed by any other party.
     8. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Dated the            day of September, 2011.

BORROWER:		LENDER:
ZAZA ENERGY, LLC		TEXAS CHAMPION BANK

By:	/s/ Gaston L. Kearby	By:

	Gaston L. Kearby	Name:
	A Manager	Title:

By:	/s/ John E. Hearn, Jr.

John E. Hearn, Jr.
A Manager

By:	/s/ Todd A. Brooks

Todd A. Brooks
A Manager

REVOLVING CREDIT PROMISSORY NOTE

$5,000,000.00	September 23, 2011
     For value received ZAZA ENERGY, LLC, a Texas limited liability company, (hereinafter called “Maker” whether one or more) promises to pay to the order of TEXAS CHAMPION BANK, (“Payee”) at its office in Corpus Christi, Nueces County, Texas, in lawful money of the United States the sum of FIVE MILLION DOLLARS, or so much thereof as may be advanced and unpaid hereon from time to time, together with interest on the unpaid principal balance hereon outstanding from time to time prior to maturity at a rate of five and one-half percent (5.5%) per annum.
     Said rate prior to maturity shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed. The maximum legal rate and all other rates hereunder shall be computed on a full calendar year (365/366 days) basis. Chapter 346 of the Texas Finance Code shall not in any event apply to the loan evidenced hereby. After maturity hereof, unpaid principal and accrued interest shall bear interest from maturity until paid at the rate of 17.5% per annum, calculated on a full calendar year basis.
     Principal shall be due and payable on or before September 25, 2012 (the “maturity date”), and in accordance with a Revolving Credit Agreement of even date herewith. Accrued interest shall be due and payable on a monthly basis commencing October 25, 2011, and on the same day of each succeeding month thereafter, and at maturity.
     Late Payment Charge. If the holder of this Note has not received the full amount of any regularly scheduled installment payment prior to maturity by the end of ten (10) calendar days after it is due, Maker agrees to pay a reasonable late charge to the note holder. The amount of the late charge will be five percent (5%) of the amount of the overdue installment payment, which amount is stipulated by Maker to be reasonable in order to compensate the note holder for its additional costs incurred as a result of having to attend to such delinquency. Maker agrees to pay the late charge promptly. The late charge will be charged only one time with respect to any late installment payment, and shall not apply to any payment due at maturity of this note. It is further agreed that the imposition of any such late payment charge shall in no way prejudice or limit the note holder’s rights or remedies against the Maker under this Note or under any documents securing payment hereof or under any other documents.
     Each payment will be first applied to reduce the amount owed for charges which are neither interest nor principal, including any late charges and costs to be reimbursed Payee under any agreement or document relating to or securing this Note. The remainder, if any, of each payment will then be applied first to reduce accrued and unpaid interest, and then any remaining amount applied to unpaid principal.
     Principal and accrued interest may be prepaid in whole or in part from time to time without penalty or premium.
     This note evidences funds to be advanced to Maker pursuant to a Revolving Credit Agreement of even date. Payment hereof is secured by as set forth in such Revolving Credit Agreement.
     This note shall evidence the Maker’s, endorsers’, sureties’ and guarantors’ joint and several obligation to pay all advances, together with interest thereon, made by Payee to Maker or for Maker’s account. Interest shall accrue on principal only from the date advanced until paid.
     The Maker and all endorsers, guarantors and sureties hereof authorize Payee from time to time to make advances to the Maker hereof without any requirement that Payee notify them or any of them of such advances, provided the total principal owing hereunder shall not exceed at any one time the face amount of this note. The amount owing hereunder at any given time shall be determined by the total of all advances made less any principal payments made plus the unpaid accrued interest thereon as determined by the provisions hereof.
     At the option of the holder hereof, the maturity of this note may be accelerated and all unpaid amounts of principal and accrued interest shall become immediately due and payable, without presentment or demand or notice to

$5,000,000.00 Revolving Credit Promissory Note
Maker: ZAZA ENERGY, LLC
Payee: TEXAS CHAMPION BANK
any person obligated as Maker or any other person obligated hereon, upon the occurrence of any of the following events: default in the payment of any indebtedness or any part thereof owing to holder by any person obligated as Maker or any other person obligated hereon, whether evidenced by this note or otherwise; or failure to perform or keep any of the conditions and covenants contained in any document given to secure indebtedness owing to holder by any person obligated as Maker or any other person obligated hereon or any document evidencing loan agreements made in connection herewith; or death of any person obligated as Maker or of any other person obligated hereon; or, if Maker is an entity, failure of Maker to maintain its status in good standing as an entity qualified to do business in the State of Texas, or any dissolution, merger or consolidation of Maker; or insolvency or making of any general assignment for the benefit of creditors by any person obligated as Maker or any other person obligated hereon; or the filing of any petition or commencement of any proceeding by or against any person obligated as Maker or any other person obligated hereon for any relief, discharge, rearrangement, reorganization or otherwise under any bankruptcy or insolvency laws; or the levying on, seizure or freezing of any account of any person obligated as Maker or any other person obligated hereon by any agency or instrumentality of the State or Federal government; or the issuance of any writ of attachment or garnishment relating to or affecting any of the property or assets of any person obligated as Maker or any other person obligated hereon; or if the holder hereof in good faith deems itself insecure.
     The holder hereof shall be entitled, as further security for the payment of this note, to a security interest in all property pledged as collateral and any money found on deposit with the holder to the credit of the Maker, and may retain and apply said money, securities or proceeds of such collections to the payment of this note and indebtedness. The holder’s right to set-off applies without prior notice by holder to Maker. Holder will not be liable for wrongful dishonor of a check where such dishonor occurs because of holder’s set-off of this debt against Maker’s accounts.
     Maker and all sureties, endorsers and guarantors of this note hereby severally waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and all other notice, and diligence in collecting this note or filing suit thereon or enforcing any security given therefor, and agree to any substitution, exchange or release of any security now or hereafter given for this note or the release of any party primarily or secondarily liable hereon. Maker and all sureties, endorsers and guarantors of this note further severally agree that it will not be necessary for the payee or any holder hereof, in order to enforce payment of this note, to first institute or exhaust its remedies against any person obligated as Maker or other party liable therefor or to enforce its rights against any security for this note and hereby consent to the renewal and extension or modification from time to time of this note (regardless of the number or length of time of the renewals, extensions or modifications), and to any other indulgence with respect hereto, without notice of any such renewal, extension, modification or indulgence. All persons obligated hereon, whether as a maker, endorser, surety, guarantor or otherwise, shall be jointly and severally liable for repayment of the indebtedness evidenced by or arising under this note.
     In the event that this note is placed into the hands of an attorney for collection, or if collected through probate, bankruptcy or other judicial proceedings, then there shall be additionally owing hereon all expenses and costs of collection, including reasonable attorney’s fees.
     It is expressly provided and stipulated that, notwithstanding any provision of this Note or any loan agreement or in any deed of trust, assignment, security agreement or other agreement securing payment of this note, in no event shall the aggregate of all interest paid by the Maker to the holder hereof or contracted for, chargeable or receivable hereunder ever exceed the maximum legal rate of interest which may lawfully be charged Maker under the laws of the State of Texas or the United States (whichever may permit the higher rate) on the principal balance of this note from time to time advanced and remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the payee and the Maker in the execution and delivery of this note to contract in strict compliance with usury laws of the State of Texas or the United States (whichever may permit the higher rate). In the event said maximum legal rate is calculated under Texas statutes, the applicable rate ceiling (maximum rate) shall be the indicated (weekly) rate ceiling

$5,000,000.00 Revolving Credit Promissory Note
Maker: ZAZA ENERGY, LLC
Payee: TEXAS CHAMPION BANK
from time to time in effect, as provided in Chapter 303 of the Texas Finance Code, as amended. In furtherance thereof, none of the terms of this note or any loan agreement or in any deed of trust, assignment, security agreement or other agreement securing payment of this note, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum legal interest rate permitted to be charged to the Maker under such laws. The Maker or any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this note shall never be liable for interest in excess of the maximum interest that may lawfully be charged under such laws, and the provisions of this paragraph shall govern over all other provisions of this note or any loan agreement or any deed of trust, assignment, security agreement or other agreement securing payment of this note, should such provisions be in apparent conflict herewith. All sums paid or agreed to be paid to payee or the holder of this note for the use, forbearance or detention of the indebtedness of Maker under the terms of this note or otherwise shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest with respect to such indebtedness is uniform throughout the term hereof, and, in conjunction therewith, if the loan evidenced by this note should ever be deemed to consist of two or more loans, then any sum paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Maker to payee under the terms of this note which is deemed to be excessive interest with respect to one or more of such loans shall be allocated to the loans for which a maximum lawful rate of interest has not been contracted for, charged or received or for which no maximum rate of interest exists.
NOTICE TO CONSUMER: UNDER TEXAS LAW, IF YOU CONSENT TO THIS AGREEMENT, YOU MAY BE SUBJECT TO A FUTURE RATE AS HIGH AS 17.5 PERCENT PER YEAR.

ZAZA ENERGY, LLC

By:	/s/ Gaston L. Kearby Gaston L. Kearby
A Manager

By:	/s/ John E. Hearn, Jr. John E. Hearn, Jr.
A Manager

By:	/s/ Todd A. Brooks Todd A. Brooks
A Manager

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT
(Oil & Gas)
DATE: September 23, 2011

MORTGAGOR’S NAME & ADDRESS:	ZAZA ENERGY, LLC 1301 McKinney, Suite 2850, Houston, Texas 77010

BENEFICIARY’S NAME & ADDRESS:	TEXAS CHAMPION BANK P. O. Box 270550, Corpus Christi, Texas 78427
SECTION I. DEFINITIONS.
1:1 “Obligations” mean:
(a) Revolving Credit Promissory Note of even date in the principal sum of $5,000,000.00 executed by Mortgagor payable to the order of Beneficiary.
(b) Any sums which may hereafter be advanced by Beneficiary under the terms hereof together with interest thereon and attorney’s fees as hereinafter provided;
(c) Any additional loans made by Beneficiary to Mortgagor, however evidenced; and in this connection it is contemplated that Beneficiary may lend additional sums to Mortgagor from time to time, but shall not be obligated to do so, and Mortgagor agrees that if Mortgagor should become indebted to Beneficiary in any such additional sum or sums the same shall be secured by this instrument as well as any other security which Beneficiary may now or hereafter hold for the payment thereof; and,
(d) Any and all other indebtedness, obligations or other liabilities of Mortgagor to Beneficiary now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, matured or unmatured, joint or several, regardless of how evidenced or arising.
(e) Any and all renewals and extensions of the foregoing, regardless of the number of or length of time of such renewals and extensions, and regardless of whether or not Mortgagor joins in or executes any agreement relating to such renewals and extensions.
Provided, notwithstanding the foregoing subparagraphs (c) and (d), the liens and security interests herein provided shall not secure any indebtedness arising under or by reason of loans pursuant to Chapters 342 through 347, of the Texas Finance Code.
1:2 “Oil and Gas Property or Properties” mean: the oil and/or gas mineral leases, subleases, farm-outs, royalties, overriding royalties, net profits interest, production payments and similar mineral interests described in Exhibit A attached hereto and made a part hereof or covering or relating to land described in Exhibit A hereto; and any renewals and extensions of any of such leases and the like; and any leases and interests therein which may hereafter be entered into relating to the realty, or any portion thereof, covered by any of such leases, etc., or lands, described in Exhibit A.

1:3 “Hydrocarbons” mean oil, gas and other liquid or gaseous hydrocarbons.
1:4 “Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or used in connection with any of the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including, but not limited to, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks and shipping facilities. The term does not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under applicable state law. “Fixture Operating Equipment” means any of the above described items which, as a result of being affixed to realty or structures or improvements located therein or thereon with the intent that they remain there permanently, constitute fixtures under applicable state law.
SECTION II. CREATION OF SECURITY AND DESIGNATION OF TRUSTEE.
2:1 Conveyance and Grant. In consideration of and to induce Beneficiary’s advancing or extending the funds or credit constituting the Obligations and in further consideration of the mutual covenants herein contained, Mortgagor by this agreement:
A.	(Realty Collateral). Grants, bargains, sells and conveys unto Trustee for the benefit of Beneficiary all of Mortgagor’s right, title and interest now or hereafter acquired in and to the Oil and Gas Properties, all unsevered and unextracted Hydrocarbons in and under or attributable to said Oil and Gas Properties, and all items now or hereafter incorporated into Oil and Gas Property realty or structures or improvements located therein or thereon in such a manner that said items no longer remain personalty under applicable state law together with all pipelines, rights-of-way, surface or ground leases, easements, servitudes and franchises located on or granting rights to all or any part of the Oil and Gas Properties; all of which will be hereafter collectively referred to as “Realty Collateral.”

B.	(Personalty Collateral). Grants to Beneficiary a security interest in all of Mortgagor’s right, title and interest now or hereafter acquired in and to all non-Fixture Operating Equipment, all Hydrocarbons now or hereafter severed and extracted from or attributable to the Oil and Gas Properties, and all present and future contracts, permits and licenses relating to the said Oil and Gas Properties, including, but not limited to, farm-outs, options, operating agreements and Production Sale Contracts; all of which will be hereafter collectively referred to as “Personalty Collateral.” Proceeds of the Personalty Collateral are also covered but this should not be construed to mean that Beneficiary consents to Mortgagor’s sale of any of the Personalty Collateral other than the Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties. If requested by Beneficiary, Mortgagor agrees to deliver the Production Sales Contracts to Beneficiary.

C.	(Fixture Collateral.) Grants to Beneficiary a security interest in all of Mortgagor’s right, title and interest now or hereafter acquired in and to all Fixture Operating Equipment. Proceeds therefrom are also covered, but this should not be construed to mean that Beneficiary consents to Mortgagor’s sale of any of such equipment. Mortgagor also grants, bargains, sells and conveys unto Trustee for the benefit of Beneficiary all of Mortgagor’s right, title and interest now or hereafter acquired in and to the Fixture Operating Equipment. The property covered by this Paragraph “C” will be hereafter referred to as “Fixture Collateral.” Collateral is or includes fixtures. The record owner of the real estate is Mortgagor.
2:2 Definition of Collateral. The Realty Collateral, Personalty Collateral and Fixture Collateral will be hereafter collectively referred to as the “Collateral.”

2:3 Designation of Trustee. Ed A. Lopez whose address is P. O. Box 270550, Corpus Christi, Texas 78427 is hereby designated as Trustee hereunder.
TO HAVE AND TO HOLD the Realty and Fixture Collateral unto the Trustee in Trust to secure the performance of the covenants of Mortgagor contained in this instrument. If Mortgagor performs all the covenants attributable to the Obligations and pays same in full, this Deed of Trust shall have no further effect and Beneficiary shall release it at Mortgagor’s expense.
SECTION III. COLLECTION OF PROCEEDS FROM PRODUCTION.
3:1 Beneficiary’s Receipt of Production Proceeds. As a consequence of Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties and proceeds therefrom, Mortgagor agrees that Beneficiary will be entitled to receive such Hydrocarbons (and the proceeds therefrom) which are produced from and which accrue to the Oil and Gas Properties beginning at 12:01 a.m. on the first day of the first calendar month following the date of execution of this instrument. All parties producing, purchasing or receiving any such Hydrocarbons or the proceeds therefrom are authorized and directed to treat Beneficiary as the person entitled in Mortgagor’s place and stead to receive such Hydrocarbons and the proceeds therefrom; and further, said parties will be fully protected in so treating Beneficiary and will be under no obligation to see the application by Beneficiary of any of such proceeds received by it.
3:2 Application of Proceeds. All payments received by Beneficiary pursuant to subsection 3:1 above shall be placed in a collateral collection account at Beneficiary and on the first day of each month applied as follows: (a) First, toward satisfaction of all costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Obligations not represented by a written instrument; (b) Second, to the payment of all accrued interest on the Obligations; (c) Third, to the payment of any then due and owing principal constituting part of the Obligations; (d) The balance, if any, may either be applied against any unmatured principal constituting part of the Obligations (the method of application being wholly in Beneficiary’s discretion) or, at Beneficiary’s option, may be released to Mortgagor.
3:3 Mortgagor’s Payment Duties. Nothing contained herein will limit Mortgagor’s absolute duty to make payment on the Obligations when the proceeds received by Beneficiary pursuant to this Section are insufficient to pay the interest and principal then owing, and the receipt of proceeds under this Section will be in addition to all other security now or hereafter existing to secure payment of the Obligations.
3:4 Liability of Beneficiary. Beneficiary is hereby absolved from all liability for failure to enforce collection of any of such proceeds and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received.
3:5 Indemnification. Mortgagor agrees to indemnify the Trustee and the Beneficiary against all claims, actions, liabilities, judgment, costs, attorneys’ fees or other charges of whatsoever kind or nature (hereafter referred to in this subsection as “Claims”) made against or incurred by the Trustee or the Beneficiary as a consequence of the assertion, either before or after the payment in full of the Obligations, that the Trustee or the Beneficiary received Hydrocarbons or proceeds pursuant to this Section which were claimed by third persons. Beneficiary and the Trustee will have the right to employ attorneys and to defend against any such Claims, and unless furnished with reasonable indemnity, Beneficiary and the Trustee will have the right to pay or compromise and adjust all such Claims. Mortgagor will indemnify and pay to Beneficiary and the Trustee all such accounts as may be paid in respect thereof or as may be successfully adjudged against them. The liabilities of Mortgagor as set forth in this subsection will survive the termination of this instrument.
SECTION IV. MORTGAGOR’S WARRANTIES AND COVENANTS.
4:1 Payment of Obligations. Mortgagor covenants that he shall pay when due all interest and principal comprising the Obligations secured by this instrument.

4:2 Mortgagor warrants that:
A.	The Oil and Gas Properties described in Exhibit A are valid and subsisting and are paramount to all claims by others except as stated; and

B.	Mortgagor to the extent of the interest specified in Exhibit A, has valid and indefeasible title to each property right or interest constituting the Collateral and has a good and legal right to grant and convey same to the Trustee and Beneficiary; and

C.	No approval or consent of any regulatory or administrative commission or authority or of any other governmental body is necessary to authorize the execution and delivery of this instrument or of any written instruments constituting part or all of the Obligations, or to authorize the observance or performance by Mortgagor of the covenants contained in this instrument or in said written instruments; and

D.	All information contained in statements furnished or to be furnished by Beneficiary by or on behalf of Mortgagor in connection with the Obligations secured by this instrument is or will be complete and accurate; and

E.	The Collateral is free from all liens, security interest or encumbrances except as permitted by the provisions of subsection 4:5E; and

F.	Mortgagor is not obligated, by virtue of a prepayment arrangement under any contact providing for the sale by Mortgagor of Hydrocarbons and containing a “take or pay” clause or similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.
4:3 Mortgagor covenants that Mortgagor shall warrant and forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof and that Mortgagor shall maintain and preserve the lien and security interest herein created as long as any of the Obligations remains unpaid.
4:4 Further Assurances. Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments and shall do such other and further acts as in the opinion of the Trustee may be necessary or desirable to carry out more effectively the purposes of this instrument, including, without limiting the generality of the foregoing:
A.	Prompt correction of any defect which may hereafter be discovered in the title to the Collateral, or in the execution and acknowledgment of this instrument, any written instrument comprising part or all of the Obligations or any other document used in connection herewith; and

B.	Prompt execution and delivery of all division or transfer orders which in Beneficiary’s opinion are required to transfer to Beneficiary the proceeds from the sale of all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties.
4:5 Operation of Mortgaged Property. As long as any of the Obligations remain unpaid, and whether or not Mortgagor is the operator of the Oil and Gas Properties, Mortgagor shall (at Mortgagor’s own expense):
A.	Do all things necessary to keep unimpaired Mortgagor’s rights in the Collateral and not abandon any well or forfeit, surrender or release any oil and gas lease, sub-lease or farm-out or any rights in the Collateral or enter into any operating agreement without the Beneficiary’s prior written consent; and

B.	Cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices, applicable operating agreements, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith; and

C.	Promptly pay or cause to be paid when due and owing: (1) all rentals and royalties payable in respect of the Collateral; (2) all expenses incurred in or arising from the operation or development of the Collateral; and (3) all taxes, assessments and government charges legally imposed upon this instrument, upon the Collateral, upon the interest of Beneficiary or the Trustee, or upon the income and profits from any of the above; and

D.	Cause the Operating Equipment to be kept in good and effective operating condition and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto needful to the production of Hydrocarbons from the Oil and Gas Properties; and permit the Trustee and Beneficiary (through its agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting the conditions and operations of the Collateral; and

E.	Cause the Collateral to be kept free and clear of liens, charges, security interests, and encumbrances of every character other than: (1) the lien and security interest created by this instrument; (2) taxes constituting a lien but not due and payable; (3) defects or irregularities in title, and liens, security interests, charges or encumbrances which are not such as to interfere materially with the development, operation or value of the Collateral and not such as to affect materially title thereto; (4) those being contested in good faith by Mortgagor in such manner as not to jeopardize the Trustee’s consented to in writing by the Beneficiary; and

F.	Carry with standard insurance companies and in amounts satisfactory to the Beneficiary the following insurance: (1) workmen’s compensation insurance and public liability and property damage insurance in respect of all activities in which the Mortgagor might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another’s property; and (2) to the extent such insurance is carried by other engaged in similar undertakings in the same general area in which the Collateral is located, insurance in respect of the Operating Equipment against loss or damage by fire, lightening, hail, tornado, explosion and other similar risks. All policies of insurance will provide the maximum prior written notice to Beneficiary of cancellation which the insurance company will provide. Beneficiary may apply any proceeds of such insurance which it may receive toward part or full satisfaction of any or all of the Obligations secured hereby whether or not they are then due and owing.
4:6 Recording, Etc, Beneficiary shall promptly (at Mortgagor’s expense) record, register, deposit and file this and every other instrument in addition or supplement thereto including applicable financing statements in such offices and places and at such times and as often as may be necessary to preserve, protect and renew and the lien and security interest herein created as a first lien or prior security interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any state or of the United States or of any other competent authority for the purpose of effectively creating, maintaining and preserving the lien and security interest created herein the Collateral.
4:7 Sale of or Encumbrances on Collateral. In the event Mortgagor shall sell, convey, contract to convey, mortgage or grant security interests in or otherwise dispose of or encumber any of the Collateral or any of Mortgagor’s right, title or interest therein (excluding sales of severed Hydrocarbons in the ordinary course of Mortgagor’s business) without first securing the Beneficiary’s written consent, then Beneficiary, at its election and without notice to Mortgagor, may declare the entire indebtedness secured hereby at once due and payable.
4:8 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor’s transactions in accordance with generally accepted accounting principles and shall furnish or cause to be furnished to Beneficiary:
A.	Upon request of Beneficiary, but not more than once a year, reports prepared by an independent person or firm acceptable to Beneficiary concerning: (1) the quantity of Hydrocarbons recoverable from the Oil and Gas Properties; (2) the projected income and expense attributable to the Collateral; and (3) the expediency of any change in methods of treatment or operation of all or any wells productive of Hydrocarbons, and new drilling or development, any method of secondary recovery by repressuring or otherwise, or any other action with respect to the Collateral, the decision as to which may increase or reduce the quantity of Hydrocarbons ultimately recoverable, or the rate of production thereof; and

B.	Monthly a report showing the gross proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties described in Exhibit A (including any thereof taken by Mortgagor for Mortgagor’s own use); the quantity of such Hydrocarbons sold; the severance, gross production, occupation, or gathering taxes deducted from or paid out of such proceeds; the number of wells operated, drilled or abandoned; and such other information as Beneficiary may reasonably request (upon request of Beneficiary, the reports referred to in Subdivision A above and this Subdivision B shall set forth the information required on a lease or unit bases); and

C.	Such other information concerning the business and affairs and financial condition of Mortgagor as Beneficiary may from time to time reasonably request.
4:9 Provisions Applicable to Corporate Mortgagor. If Mortgagor is a corporation, it is and will continue to be, (a) duly organized and existing under the laws of the State in which it is incorporated, and (b) duly qualified to transact business in each State where the conduct of its business requires it to be qualified, and (c) duly authorized to execute and deliver the written instruments comprising the Obligations and this instrument and to observe and perform its duties thereunder and hereunder, and (d) will not, without the prior written consent of the Trustee, consolidate or merge with any other corporation, or reorganize.
SECTION V. EVENTS OF DEFAULT.
5:1 Acts Constituting Default. Mortgagor will be in default under this instrument upon the happening of any of the following events or conditions (hereafter called an “Event of Default”);
A.	Mortgagor fails to pay when due any principal or interest owing under any of the written instruments comprising part or all the Obligations or otherwise breaches any of the provisions contained in said written instruments or contained in loan agreements made in connection therewith; or

B.	Any warranty or representation made in this instrument by Mortgagor is determined by Beneficiary to be untrue in any material respect; or

C.	Within 30 days after notice thereof from Beneficiary, Mortgagor fails to cure a default in the due performance or observance of any covenant, undertaking or agreement contained in this instrument; or

D.	Mortgagor’s title to the Collateral or any substantial part thereof becomes the subject matter of litigation which would or might, in the Beneficiary’s opinion, upon final determination result in substantial impairment or loss of the security provided by this instrument.
5:2 Acceleration upon Default. Upon the occurrence of any such Event of Default, or at any time thereafter, Beneficiary may, at is option, declare the entire unpaid principal of and the interest accrued on the Obligations to be forthwith due and payable, without any notice, presentment or demand of any kind, both of which are hereby expressly waived.
SECTION VI. BENEFICIARY’S RIGHTS UPON DEFAULT.
6:1 Operation of Realty Collateral by the Trustee or the Beneficiary. Upon the occurrence of an Event of Default, or at any time thereafter, and in addition to all other rights herein conferred on the Trustee or the Beneficiary, the Trustee or the Beneficiary (or any person, firm or corporation designated by the Beneficiary) will have the right and power, but will not be obligated, to enter upon and take possession of any of the Realty Collateral, to exclude Mortgagor therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor could do so. The Trustee or the Beneficiary, or any person, firm or corporation designated by the Trustee or the Beneficiary, may operate the property without any liability to Mortgagor in connection with such operations except for failure to use ordinary care in the operation of said property; and the Trustee or the Beneficiary or any person, firm or corporation designated by the Trustee or the Beneficiary, will have the right to collect, receive and receipt for all Hydrocarbons produced and sold from the properties, to make drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid and the Obligations paid, said properties shall be returned to the Mortgagor (providing there has been no foreclosure sale).
6:2 Judicial Proceedings: Upon the occurrence of an Event of Default, or at any time thereafter, the Trustee or the Beneficiary, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits in equity or at law for the special performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, for the appointment of a receiver pending any foreclosure hereunder or the sale of the Realty Collateral, or for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale hereafter given, the Trustee or the Beneficiary may proceed by suit for a sale of the Realty Collateral. Appraisement of the Realty Collateral located in the State of Oklahoma may be waived at the option of the Trustee, such option to be exercised prior to or at the time the judgment is rendered in any foreclosure proceeding. Pursuant to Section 24-2-19, New Mexico Statutes, Annotated, 1953 Comp., Mortgagor agrees that as to the Realty Collateral situated in the State of New Mexico, the redemption period will be shortened to three months.
6:3 Foreclosure by Sale.
A.	Mechanics of Sale.
(1) Realty Collateral Located in Texas. Upon the occurrence of any Event of Default, or at any time thereafter, the Trustee shall, in response to Beneficiary’s request (which Mortgagor agrees will be presumed to have been given), enforce this trust by selling the Realty Collateral in its entirety or in parcels, as the Trustee may elect, to the highest bidder for cash at public auction in the following manner: Written or printed notice containing the time, place and terms of sale shall be posted at the courthouse door of the county or counties where the Realty Collateral, or portion or portions thereof to be sold, is located at least twenty-one (21) days preceding the date of the sale; and, in addition, such other and further notices as may be required under applicable law shall also be given. Thereafter, the sale shall take place at the courthouse door of the county where the Realty Collateral, or portion or portions thereof to be sold, is located on the first Tuesday in any month between the hours of 10:00 a.m. and 4:00 p.m., provided however, if the Realty Collateral to be sold is located in more than one county, such sale may take place at the courthouse door of any of the counties wherein a portion of the Realty Collateral to be sold is located, and the aforesaid notices shall specify the county of sale. Any purchaser or purchasers will be provided with a general conveyance binding Mortgagor. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all the property is sold or the Obligations are paid in full. The Trustee will have the authority to appoint an attorney-in-fact to act as trustee in conducting the foreclosure sale and executing a deed to the purchasers.
(2) Realty Collateral Located in Other States. Upon the occurrence of any Event of Default, or at any time thereafter, the Trustee shall, in response to Beneficiary’s request (which Mortgagor agrees will be presumed to have been given), enforce this trust by selling, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as the Trustee may elect, the Realty Collateral, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers; the Mortgagor shall warrant title to the Realty Collateral to such purchaser or purchasers. The Trustee may postpone the sale of all or any portion of the Realty Collateral by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at time of sale fixed by the preceding postponement. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all the property is sold or the Obligations are paid in full.
B.	Certain Aspects of Sale. Beneficiary will have the right to become the purchaser at any sale held by the Trustee, and Beneficiary will have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Obligations after the same have become due and payable, advertising and conduct of such sale in the manner provided herein, and appointment of any successor Trustee hereunder. Mortgagor does hereby ratify and confirm all legal acts the Trustee may do in carrying out the Trustee’s duties and obligations under this instrument.

C.	Receipt to Purchaser. Upon any sale made under the power of sale herein granted and conferred, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for his, its or their purchase money, and such purchaser or purchasers, his, its or their assigns or personal representatives, will not, after paying such purchase money and receiving such receipt of the Trustee be obliged to see to the application of such purchase money or be in anywise answerable for any loss, misapplication or non-application thereof.

D.	Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor’s successors or assigns. Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold. The purchaser or purchasers at the foreclosure sale will receive, as incident to his, its or their ownership, immediate possession of the property purchased, and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral, or any part thereof, subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will, if Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law; and all damages by reason thereof are hereby expressly waived.

E.	Application of Proceeds. The proceeds of any sale of Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, will be applied as follows:
     FIRST: To the payment of all expenses incurred by the Trustee in the performance of his duties including, without limiting the generality of the foregoing, court costs, compensation of agents and employees, legal fees, and a commission of five percent (5%) to the Trustee plus expenses of any entry or taking of possession, sale, advertising or conveyance thereof.
     SECOND: To the payment of the Obligations; and
     THIRD: Any surplus thereafter remaining will be paid to Mortgagor or Mortgagor’s successors or assigns, as their interests may appear. Mortgagor will remain liable for any deficiency remaining after a sale or other disposition hereunder. Mortgagor waives all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Texas Property Code.
F.	Mortgagor’s Waiver of Appraisement, Marshalling, Etc. Mortgagor agrees that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of foreclosure of this instrument, the absolute sale of the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this instrument or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws, mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives, to the extent that Mortgagor may lawfully do so under applicable state law, any and all right to have the Realty Collateral marshalled upon any foreclosure of the lien hereof or sold in inverse order of alienation, and Mortgagor agrees that the Trustee may sell the Realty Collateral as an entirety.

G.	Waiver of Deficiency Statute, (a) In the event an interest in any of the property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Mortgagor agrees as follows. Notwithstanding the provisions of Section 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), and except to the extent limited by law or limited by any written agreement executed by Beneficiary to the contrary, Mortgagor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Mortgagor and any other party obligated on the indebtedness secured hereby equal to the difference between the amount owing on the indebtedness and the amount for which the property was sold pursuant to judicial or nonjudicial foreclosure sale. Mortgagor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Mortgagor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Mortgagor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the property for purposes of calculating deficiencies owed by Mortgagor, any guarantor, and others against whom recovery of a deficiency is sought.
(b) Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the property will be repaired or improved in any manner before a resale of the property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the property, including, without limitation, brokerage commissions, title insurance, a survey of the property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the property shall be further discounted to account for any estimated holding costs associated with maintaining the property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the property must be given by persons having at least five (5) years experience in appraising property similar to the property and who have conducted and prepared a complete written appraisal of the property taking into consideration the factors set forth above.
     Mortgagor agrees that in the event a foreclosure hereunder should be commenced by the Trustee, or his substitute or successor, Beneficiary may at any time before the sale of said property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Obligations, and for the foreclosure of the lien hereunder; it is further agreed that if Beneficiary should institute a suit for the collection thereof, and for a foreclosure of the lien hereunder, that he may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the property in accordance with the provisions hereof.
6:4 Personalty Collateral. Upon the occurrence of any Event of Default, or at any time thereafter, Beneficiary may, without notice to Mortgagor, exercise its right to declare all Obligations secured by the security interest created herein to be immediately due and payable in which case Beneficiary will have all rights and remedies granted by law and particularly by the Uniform Commercial Code, including but not limited to, the right to take possession of the Personalty Collateral, and for this purpose Beneficiary may enter upon any premises on which any or all of the personalty is situated and take possession of and operate said Collateral or remove it therefrom. Beneficiary may require Mortgagor to assemble the Personalty Collateral and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to mortgagor at the address designated at the end of this agreement at least five days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Beneficiary will be entitled to recover reasonable attorneys’ fees and legal expenses as provided for in this instrument and in the writings evidencing said Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations themselves. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition.
6:5 Fixture Collateral. Upon the occurrence of any Event of Default, or at any time thereafter, Beneficiary may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceeds to exercise such rights as apply to the type of Collateral selected.
6:6 Proceeding As to Both Realty and Personalty. Without limiting anything in the foregoing to the contrary, Beneficiary or Trustee may proceed to foreclose as to personal property (and fixtures) in accordance with the rights and remedies herein provided as to real property pursuant to Section 9.604 of the Texas Uniform Commercial Code.
6:7 Mineral Leasing Act. Notwithstanding any other provisions hereof, any oil and gas leases covered by this Mortgage which are subject to the Mineral Leasing Act of 1920 as amended, and the regulations promulgated thereunder, shall not be sold or otherwise disposed of to any party other than citizens of the United States, or to associations of such citizens or to any corporation organized under the laws of the United States, or any state or territory thereof that are qualified to own or control interests in such Oil and Gas Leases under the provisions of such Act and regulations, or to persons who may acquire ownership or interest in such Oil and Gas Leases under the provisions of 30 U.S.C. § 184(g) if applicable, as such Act or regulation are now or may be from time to time in effect.
SECTION VII. MISCELLANEOUS.
7:1 Pooling and Unitization. Mortgagor will have the right and is hereby authorized to pool or unitize all or any part of any Oil and Gas Properties with adjacent lands, leaseholds and other interests when in the reasonable judgment of Mortgagor, it is necessary or advisable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Oil and Gas Properties affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that any unit so formed for the production of oil will not substantially exceed 160 acres, and any unit so formed for the production of gas will not substantially exceed 640 acres, unless a larger area is required to conform to an applicable law or governmental order or regulation relating to the spacing of wells or to obtain the maximum allowable production under any applicable law or governmental order or regulation relating to the proration of production therefrom; and further provided that the Hydrocarbons produced from any unit so formed will be allocated among the separately owned tracts or interests comprising the unit in proportion to the respective surface areas thereof. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular production of oil need not conform in area with any unit formed for the production of gas. Immediately after the formation of any such unit, Mortgagor shall furnish to the Trustee a true copy of the pooling agreement, declaration of pooling or other instrument creating such unit, in such number of counterparts as the Trustee may reasonably request. The interest in any such unit attributable to the Oil and Gas Properties (or any part thereof) included therein will become a part of the Realty Collateral and will be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of Mortgagor therein were specifically described in Exhibit A. Mortgagor may enter into pooling or unitization agreements not hereinabove authorized only with the prior written consent of the Beneficiary.
7:2 Compliance with Hazardous Materials Laws. With respect to any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under any applicable federal, state or local laws, ordinances or regulations (including, without limitation, friable asbestos and asbestos deemed hazardous by federal or state regulations) (such substances collectively referred to hereinafter as “Hazardous Materials” and such laws, ordinances and regulations together with all rules, orders and permits pursuant thereto collectively referred to hereinafter as “Hazardous Materials Laws”), Mortgagor:

(a)	represents that (except as to Hazardous Materials violations that have been remedied as required by governmental authorities having jurisdiction of the matter) neither Mortgagor nor any affiliate, employee, or agent of Mortgagor nor, to the best of Mortgagor’s knowledge, any of Mortgagor’s predecessors in title (i) has ever stored, buried, installed, transported, treated or disposed of any Hazardous Materials at, to or from the property in violation of any applicable Hazardous Materials Laws, (ii) has ever caused or was legally responsible for the release, discharge, emission, leak, spill or dumping of any Hazardous Materials at or from the property except for those releases allowed under applicable Hazardous Materials Laws, or (iii) has ever received notification from any federal, state or other governmental authority of the presence or potential or actual release of any Hazardous Materials at or from the property;

(b)	covenants to (i) comply with all applicable Hazardous Materials Laws with respect to the manufacture, storage, transmission, presence, discharge and removal of Hazardous Materials at or from the property, (ii) pay promptly when due the costs of any required removal of any Hazardous Materials from the property and to keep the property free of any lien imposed pursuant to any Hazardous Materials Laws, and (iii) notify Beneficiary promptly in writing of the commencement of any legal or regulatory proceedings relating to Hazardous Materials affecting the property; and

(c)	agrees to indemnify and to hold harmless Beneficiary, its officers, employees, agents, successors and assigns (the “Indemnitees”) from and against, and to reimburse the Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs, and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by the Indemnitees at any time or from time to time, whether as beneficiary under the Deed of Trust, as mortgagee in possession, or as successor-in-interest to Mortgagor by foreclosure deed or deed in lieu of foreclosure, by reason of or arising out of any violation of any Hazardous Materials Laws (including, without limitation, all claims, demands, loss, damage, liabilities, costs and expenses in connection with the presence on the property or release from or to the property of Hazardous Materials disposed of or otherwise released), regardless of whether the act, omission, event, or circumstance constituted a violation of applicable law at the time of existence or occurrence. Mortgagor’s obligations hereunder shall arise upon the discovery of the presence of any Hazardous Materials, whether or not any federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials. The foregoing indemnity shall survive the repayment of the indebtedness secured hereby and the release of the lien of the Deed of Trust and shall survive the transfer of any or all right, title and interest in and to the property by Mortgagor to any other party.
In the event Mortgagor fails, after reasonable notice, to pay any amounts described in clause (b)(ii) immediately above, Beneficiary may, but shall not be obligated to, cause the Hazardous Materials to be removed from the property and the cost of such removal shall be added to the indebtedness secured hereby (regardless of whether such addition increases the outstanding balance of the indebtedness secured hereby to an amount in excess of the face amount of any notes described herein). Beneficiary shall have the right at reasonable times and reasonable intervals, following reasonable advance notice to Mortgagor, to conduct an environmental audit of the property and Mortgagor shall cooperate in the conduct of such environmental audit, Mortgagor shall pay the cost of environmental audits of the property conducted for the benefit or at the request of Beneficiary.
7:3 Successor Trustees. The Trustee may resign in writing addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement, without other formality than an appointment and designation in writing. Such appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this conveyance will vest in the named successor Trustee all the estate and title of the Trustee in all of the Realty Collateral, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to the Trustee from time to time acting hereunder.

7:4 Advances by Beneficiary or the Trustee. Each and every covenant herein contained shall be performed and kept by Mortgagor solely at mortgagor’s expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, Beneficiary, or the Trustee or any receiver appointed hereunder, may, but will not be obligated to, make advances to perform the same in the Mortgagor’s behalf, and Mortgagor hereby agrees to repay such sums and any attorneys’ fees incurred in connection therewith upon demand plus interest at the rate of interest borne by the Obligation. This amount will be in addition to any sum of money which may, pursuant to the terms and conditions of any written instruments comprising part of all of the Obligation, be due and owing apart from the principal and interest thereon. No such advance will be deemed to relieve Mortgagor from any default hereunder.
7:5 Defense of Claims. Mortgagor shall promptly notify the Beneficiary in writing of the commencement of any legal proceedings affecting Beneficiary’s interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to the Trustee, as may be necessary to preserve Mortgagor’s, The Trustee’s and Beneficiary’s rights affected thereby; and should Mortgagor fail or refuse to take any such action, the Trustee or Beneficiary may take such action in behalf of and in the name of Mortgagor and at Mortgagor’s expense. Moreover, Beneficiary or the Trustee on behalf of Beneficiary, may take such independent action in connection therewith a they may in their discretion deem proper; and Mortgagor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at the rate of ten percent (10%) per annum.
7:6 Termination. If all the Obligations are paid in full and the covenants herein contained are well and truly performed, then all of the Collateral will revert to Mortgagor and the entire estate, right, title and interest of the Trustee and Beneficiary will thereupon cease; and the Trustee in such case shall, upon the request of Mortgagor and at Mortgagor’s cost and expense, deliver to Mortgagor proper instruments acknowledging satisfaction of this instrument.
7:7 Renewals, Amendments and Other Security. Renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time, amendments may be made to agreements relating to any part of such written instruments or the Collateral, and Beneficiary may take or hold other security for the Obligations without notice to or consent of Mortgagor. The Trustee or Beneficiary may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this instrument.
7:8 Instrument an Assignment, Etc. This instrument will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable State law.
7:9 Limitation on Interest Rate. Notwithstanding anything herein or in any notes, contracts, agreements or other instruments to the contrary, no party is obligated to and shall never be required to pay interest on amounts owing by such party to Beneficiary in excess of the maximum permissible to be paid by such party under applicable law; and if payment by any such party of the Obligations shall involve transcending the limit of validity prescribed by law or for such party, then, ipso facto, the obligation to be fulfilled shall be reduced as to such party to the limit of such validity.
7:10 Unenforceable or Inapplicable Provisions. If any provision hereof or of any of the written instruments constituting part or all of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said written instruments will remain in full force and effect in such jurisdiction, and the remaining provisions hereof will be liberally construed in favor of the Trustee and Beneficiary in order to carry out the provisions hereof. The invalidity of any provision of this instrument in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Collateral is situated will be deemed inapplicable to, and not used in, the interpretation hereof.
7:11 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Beneficiary will be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Beneficiary, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Beneficiary in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.
7:12 Waiver by Beneficiary. Any and all covenants in this instrument may from time to time by instrument in writing signed by the Beneficiary be waived to such extent and in such manner as the Beneficiary may desire, but not such waiver will ever affect or impair either the Trustee’s or Beneficiary’s rights hereunder, except to the extent specifically stated in such written instrument. All changes to and modifications of this instrument must be in writing signed by Beneficiary.
7:13 Joint and Several Liability. The term “Mortgagor” as used in this instrument will be construed as singular or plural to correspond with the number of persons executing this instrument as mortgagor. If more than one person executes this instrument as Mortgagor, his, her, their, or its duties and liabilities under this instrument will be joint and several, and the grants of liens and security interests herein made shall cover each such person’s joint interest as well as his several interest in the property mortgaged hereunder. The terms “Beneficiary” and “Mortgagor” as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, and assigns of those parties. This instrument is binding upon the Mortgagor, the Mortgagor’s successors and assigns, and will inure to the benefit of the Trustee and the Trustee’s successors and Beneficiary and its successors and assigns.
7:14 Counterparts. This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counterpart portions of Exhibit A hereto which describe properties situated in Counties other than the County in which such counterpart is to be recorded may have been omitted.
7:15 THIS INSTRUMENT IS INTENDED AS A FINANCING STATEMENT as that term is used in the Texas Uniform Commercial Code covering the properties hereinabove described to the full extent same may be subject to the Texas Uniform Commercial Code. THIS INSTRUMENT (STATEMENT) IS TO BE FILED IN THE REAL ESTATE RECORDS AND COVERS FIXTURES. An originally signed copy of this instrument, or a photographic or other reproduction of an originally signed copy of this instrument, may be filed as a financing statement under the Uniform Commercial Code in Texas and other jurisdictions which permit such.
7:16 Additions to Mortgaged Property. It is understood and agreed that the Mortgagor may periodically subject additional properties to the lien and security interest hereof. In the event that additional properties are to be subjected to the lien and security interest hereof, the parties hereto agree to execute a supplemental mortgage, satisfactory in form and substance to the Beneficiary, together with any security agreement, financing statement or other security instrument required by the Beneficiary, all in form and substance satisfactory to the Beneficiary and in a sufficient number of executed (and, where necessary or appropriate, acknowledged) counterparts for recording purposes. Upon execution of such supplemental mortgage, all additional properties thereby subjected to the lien and security interest hereof shall become part of the Collateral for all purposes.
7:17 Recordings. The recordings of the leases referred to in Exhibit A are incorporated herein by reference for all purposes including a description of the real estate covered thereby.
7:18 All Interest Mortgaged. All of Mortgagor’s interest now owned or hereafter acquired in the leases described in Exhibit A are being mortgaged hereunder. Without limiting the preceding sentence, if there are any ownership interests set forth in Exhibit “A”, then Mortgagor warrants and represents that Mortgagor presently owns at least such interests.

ZAZA ENERGY, LLC

By:	/s/ Gaston L. Kearby Gaston L. Kearby A Manager

By:	/s/ John E. Hearn, Jr. John E. Hearn, Jr. A Manager

By:	/s/ Todd A. Brooks Todd A. Brooks
A Manager

STATE OF TEXAS	§
§
COUNTY OF NUECES	§
     This instrument was acknowledged before me on the 23rd day of September, 2011, by GASTON L. KEARBY, as a Manager of ZAZA ENERGY, LLC, a Texas limited liability company, on behalf of said company.

/s/ KANDICE SHEEHAN-FERGUS
Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF NUECES	§
     This instrument was acknowledged before me on the 23rd day of September, 2011, by JOHN E. HEARN, JR., as a Manager of ZAZA ENERGY, LLC, a Texas limited liability company, on behalf of said company.

/s/ KANDICE SHEEHAN-FERGUS
Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF NUECES	§
     This instrument was acknowledged before me on the            day of September, 2011, by TODD A. BROOKS, as a Manager of ZAZA ENERGY, LLC, a Texas limited liability company, on behalf of said company.

/s/ KANDICE SHEEHAN-FERGUS
Notary Public, State of Texas